UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

California	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane, Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

1340 Brook St., Unit M, St Charles, IL 60174

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

Background

This filing serves to notify investors that we have extended the deadline to close our previously announced Agreement to acquire 50% of CLEC Networks, Inc. to June 28, 2019.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 26, 2019, we extended the closing deadline from May 17, 2019 to June 28, 2019 for our definitive agreement to acquire 50% of CLEC Networks, Inc (“CLEC”), a Delaware Corporation currently 100%-owned by EDGE FiberNet, Inc., a Delaware Corporation. This represents the second such extension to the original Agreement that was executed on April 18, 2019.

After the planned closing, CLEC Networks intends to change its name to 2050Tel and deploy a facilities-based competitive telecommunications carrier in the Northeast providing Origination Carrier Services, including DIDs, ports and hosting to providers of VoIP (Voice over Internet Protocol) and UCaaS (Unified Communications as a Service). 2050Tel will also introduce services directly to consumers and businesses. The 2050tel planned offering, which has been successfully deployed and proven by management in another entity, will target a market currently dominated by Level 3 (CenturyLink) and Bandwidth.com.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Definitive Agreement to Acquire 50% of CLEC Networks from EDGE FiberNet, Inc.
10.2	Amendment to Purchase Agreement with CLEC Networks, Inc. and EDGE FiberNet, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: May 28, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer